For Immediate Release

Contact:
Peter Castle
NetWolves Corp.
(813) 286-8644
investor@netwolves.com


        NetWolves Reports First Quarter Financial and Operating Results

Tampa, Fla. - November 22, 2005 - NetWolves Corp. (NASDAQ: WOLV), a global managed network continuity and security provider, today announced its financial and operating results for the first quarter ended Sept. 30, 2005.

The company reported fiscal first quarter revenue of approximately $6.0 million, which represents a decrease of $1.1 million or 16 percent from the comparable quarter of fiscal 2005. The company reported a net loss for the first quarter of $876,336 compared to net income of $14,365 during the same period in the prior year.

Net losses attributable to common shareholders were $1.1 million or a net loss per share of $.04 during fiscal first quarter 2006, as compared to net losses attributable to common shareholders of $.4 million or a net loss of $.02 per share during the same period in the prior year.

"Since the loss of our large customer, Swift Transportation, the Company has aggressively pursued cost cutting initiatives, which included key vendor re-negotiations, staff reductions, facility consolidations, and executive pay deferments. These combined initiatives are anticipated to reduce expenses by approximately $1.5 million for the remainder of fiscal 2006. Additionally, the investments made in our sales force during third and fourth quarter of fiscal 2005, as well as the first quarter of fiscal 2006, have resulted in signed new business of approximately $350,000 on a monthly recurring basis or $4.2 million annualized as of September 30, 2005.

This unprecedented rate of growth is expected to continue for the next several quarters based upon current forecasts and should position the Company to become cash flow positive in the fiscal quarter ending March 31, 2006," said Walter M. Groteke, Chairman and Chief Executive Officer for NetWolves. Mr. Groteke further states, "we have also signed our fifth Voice over IP (VoIP) customer in the current period and see our multi-service, single vendor approach as a key factor in the successful adoption of our VoIP offering by Fortune 2000 organizations".

The company will host a conference call on Monday, November 28 to discuss its financial and operating results. The details of the call will be released separately.

About NetWolves Corporation

NetWolves Corp. is global network continuity and security provider that delivers managed services to more than 1,000 customers. As a neutral FCC-licensed carrier with a proprietary network communications and management infrastructure, NetWolves provides a cost-effective, comprehensive and reliable network communications service. Some of NetWolves' customers include General Electric, University of Florida, Bristol-Myers Squibb, McLane Company, JoAnn Stores and Marchon Eyewear. NetWolves is headquartered in Tampa, Fla. Additional information is available at www.netwolves.com.

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Forward Looking Statements

All statements other than statements of historical fact included herein, including without limitation statements regarding the Company's financial position, business strategy, and the plans and objectives of the Company's management for future operations, are forward looking statements. When used in this release, words such as "anticipate," "believes," "estimate," "expect," "should," "intend," "projects," "objective," and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business and economic conditions, ability to raise additional funds, competitive factors and pricing pressure, capacity and supply constraints, the ability to sustain our projected rate of growth and the risk factors set forth in our filings with the Securities and Exchange Commission. Such statements reflect the views of the Company with respect to future events and are subject to these and other risks, uncertainties, and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. Readers are cautioned not to place undue reliance on these forward- looking statements. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.